EXHIBIT 77Q1(a)

MATERIAL AMENDMENTS TO REGISTRANT'S
CHARTER OR BYLAWS


The following documents are included in
Registrant's Form Type N1A/A, Accession No.
0000898430-01-502973 filed on October 15,
2001, and incorporated by reference herein:

-	Written Instrument Amending the Amended
and Restated Agreement and Declaration
of Trust for Large-Cap Core Portfolio.

-	Written Instrument Amending the Amended
and Restated Agreement and Declaration
of Trust for Equity Income and Research
Portfolios.